Exhibit 99.1

LADENBURG SHAREHOLDERS APPROVE MERGER WITH ADVISOR GROUP

MIAMI, January 31, 2020 – Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF, LTSK, LTSH) (“Ladenburg”) and Advisor Group today announced that at a special meeting of Ladenburg’s shareholders held January 30, 2020, Ladenburg’s shareholders overwhelmingly voted to approve the merger of Ladenburg and Advisor Group.

The shareholder approval satisfies one of the conditions to the closing of the pending transaction. The parties have also received regulatory approval from the Financial Industry Regulatory Authority in connection with the merger and expect to be in position to complete the merger in mid-February 2020, subject to the satisfaction or waiver of the remaining conditions to closing.

About Ladenburg Thalmann

Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA, LTSL, LTSF, LTSK, LTSH) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent advisory and brokerage (IAB) firms Securities America, Triad Advisors, Securities Service Network, Investacorp and KMS Financial Services, as well as Premier Trust, Ladenburg Thalmann Asset Management, Highland Capital Brokerage, a leading independent life insurance brokerage company and full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

About Advisor Group

Advisor Group, Inc. is one of the nation’s largest networks of independent financial advisors serving over 7,000 advisors and overseeing $271 billion in client assets. Headquartered in Phoenix, AZ, the firm is mission-driven to support the heroic role that advisors can play in the lives of their clients, offering securities and investment advisory services through its subsidiaries FSC Securities Corp., Royal Alliance Associates Inc., SagePoint Financial, Inc. and Woodbury Financial Services, Inc., as broker/dealers, registered investment advisors and members of FINRA and SIPC. Cultivating a spirit of entrepreneurship and independence, Advisor Group champions the enduring value of financial advisors and is committed to being in their corner every step of the way. For more information visit https://www.advisorgroup.com.

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Forward-looking Statements

This press release contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Ladenburg’s and Advisor Group’s control. Statements in this document regarding Ladenburg and Advisor Group that are forward-looking, including, without limitation, projections as to the anticipated benefits of the proposed Transaction and the closing date for the proposed Transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Ladenburg and Advisor Group. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated, including, but not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or affect the ability of the parties to recognize the benefits of the proposed acquisition; (ii) the effect of the announcement or pendency of the proposed acquisition on Ladenburg’s business relationships, operating results, and business generally; (iii) risks that the proposed acquisition disrupts Ladenburg’s current plans and operations and potential difficulties in Ladenburg’s employee retention as a result of the proposed acquisition; (iv) risks that the proposed acquisition may divert management’s attention from Ladenburg’s ongoing business operations; (v) potential litigation that may be instituted against Ladenburg or its directors or officers related to the proposed acquisition or the Merger Agreement and any adverse outcome of any such potential litigation; (vi) the amount of the costs, fees, expenses and other charges related to the proposed acquisition, including in the event of any unexpected delays; (vii) other risks to consummation of the proposed acquisition, including the risk that the proposed acquisition will not be consummated within the expected time period, or at all, which may affect Ladenburg’s business and the price of the common stock of Ladenburg; (viii) any adverse effects on Ladenburg by other general industry, economic, business and/or competitive factors; and (ix) such other factors as are set forth in Ladenburg’s periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q, the definitive proxy statement on Schedule 14A, filed with the SEC on December 26, 2019, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Ladenburg’s financial condition, results of operations, credit rating, liquidity or stock price. In addition, there can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close in the middle of February 2020, as anticipated, or that the expected benefits of the proposed acquisition will be realized.

Readers should carefully review the risks and uncertainties disclosed in Ladenburg’s reports with the SEC, including those set forth in Part I, “Item 1A. Risk Factors” in Ladenburg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q, the definitive proxy statement on Schedule 14A, filed with the SEC on December 26, 2019 and other reports or documents Ladenburg files with, or furnishes to, the SEC from time to time. Except as specifically noted, information on, or accessible from, any website to which this press release contains a hyperlink is not incorporated by reference into this press release and does not constitute a part of this press release. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations or financial condition of Ladenburg or Advisor Group. All forward-looking statement in this communication are qualified in their entirety by this cautionary statement

*Assets as of September 30, 2019

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Media Inquiries

For Advisor Group & Ladenburg Thalmann:

Joseph Kuo / Chris Clemens

Haven Tower Group

424 317 4851 or 424 317 4854

jkuo@haventower.com or cclemens@haventower.com

For Ladenburg Thalmann:

Jared Levy / Emily Claffey / Benjamin Spicehandler

Sard Verbinnen & Co

212-687-8080

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